Exhibit 99.1
                       Riverstone Networks Updates Status
                 on Release of Fiscal 2004 Financial Statements

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Sept. 15, 2004--Riverstone Networks, Inc. (Pink Sheets:RSTN), a leading provider of carrier class solutions for next generation Metro Ethernet networks, said today that it is continuing to complete the internal procedures necessary to prepare for an audit of its fiscal year 2004 financial statements. The company also stated that at this time its independent registered public accounting firm has not provided the company with a schedule for the availability of resources necessary to complete the fiscal year 2004 audit. Accordingly, the company cannot presently provide a time estimate for filing the fiscal 2004 financial statements. Riverstone said it will provide a further update by mid-October.

    Safe Harbor Statement

    Except for the historical information contained herein, the matters set forth in this press release, including its expectations concerning when it will file its financial reports for fiscal 2004, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, without limitation, the scope and nature of the audit process, which can change at the sole discretion of the company's independent registered public accounting firm, and the risks detailed from time to time in the Company's SEC reports, including without limitation its quarterly report on Form 10-Q for the period ended November 29, 2003. The Company disclaims any intent or obligation to update or revise these forward-looking statements.

    Riverstone Networks and "Riverstone Networks" next to the swirl symbol are registered trademarks of Riverstone Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.


    CONTACT: Riverstone Networks, Inc.
             Roger A. Barnes, 408-878-6500
                 or
             Kalt Rosen & Co.
             Howard Kalt, 415-397-2686